DISCIPLINED EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
6/6/02  	Nortel Networks Corp.

Shares            Price         Amount
526,400  	  $1.41        $742,224
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.056      N/A 	 0.10%	            0.29%

Brokers
Credit Suisse First Boston Corp.

Underwriters of Nortel Networks Corp.

Underwriter*                               Shares*

Total                                    550,000,000

*Underwriters and shares were not
 available at time of filing.

DISCIPLINED EQUITY FUND
Section 10f-3 Transactions


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/01/02	CIT Group, Inc.

Shares            Price         Amount
39,300	          $23.00  	$903,900

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.92        N/A	0.02%	          0.08%

     Broker
Goldman Sachs & Co.

Underwriters of CIT Group, Inc.

Underwriters     	            Principal Amount

Lehman Brothers, Inc.    	     $  437,500,000
Salomon Smith Barney, Inc.              437,500,000
Credit Suisse First Boston Corp.	125,000,000
Goldman, Sachs & Co.			125,000,000
J.P. Morgan Securities Inc.		125,000,000

Total                                $1,250,000,000


DISCIPLINED EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/17/02	Pinnacle West Capital Corp.

Shares            Price         Amount
4,200 	         $31.50	       $132,300

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.10        N/A	 0.07%	           0.14%

Broker
Credit Suisse First Boston Corp.
Salomon Smith & Barney, Inc.

Underwriters of Pinnacle West Capital Corp.

Underwriters      	               Shares
Credit Suisse First Boston Corp.       1,425,000
Salomon Smith Barney, Inc.             1,425,000
Barclays Capital Inc.                  1,425,000
J.P. Morgan Securities, Inc.             555,750
UBS Warburg LLC                          555,750
BNY Capital Markets, Inc.                156,750
KBC Financial Products USA, Inc.         156,750
Total                                  5,700,000